AMENDMENT NO. 1 TO THE STOCK PURCHASE AGREEMENT

               This AMENDMENT NO. 1 (the "Amendment") to the Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of August 23, 1994, by and between Petrie Stores Corporation, a New York corporation ("Seller") and WP Investors, Inc., a Delaware corporation ("Buyer") is being entered into as of November 3, 1994.

               Whereas, Seller and Buyer desire to amend the Stock Purchase Agreement to provide that Seller shall provide for the payment by Seller and/or the Liquidating Trust of certain tax liabilities arising out of or related to, certain past sales or other dispositions by Seller or its subsidiaries of shares of Toys Common Stock; and

               Whereas, Seller and Buyer desire to amend the Stock Purchase Agreement to waive certain conditions to each party's respective obligations to consummate the Stock Purchase.

               Now, Therefore, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

               Section 1.     Definitions; References.  Unless
     otherwise specifically defined herein, each term used herein shall have the meaning assigned to such term in the Stock
     Purchase Agreement. Each reference to "hereof", "herein",
     "hereunder", "hereby" and "this Agreement" shall from and after the date hereof refer to the Stock Purchase Agreement as amended by this Amendment.

               Section 2.     Amendment to Introduction. The
     Introduction to the Stock Purchase Agreement is amended to be and read in its entirety as follows:

                    "STOCK PURCHASE AGREEMENT, dated as of August 23,
               1994, and amended as of November 3, 1994 (this
               "Agreement"), by and between Petrie Stores Corporation, a New York corporation ("Seller") and WP Investors, Inc., a Delaware corporation ("Buyer")."

               Section 3.     Amendment to Time and Place of Closing.

                    Section 2.1 of the Stock Purchase Agreement is
               amended to delete the reference therein to October 31, 1994 and to insert in its place December 9,1994.

               Section 4.     Amendment to Covenants of the Parties.

               A. Section 5.9 of the Stock Purchase Agreement is amended to be and read in its entirety as follows:

                    "Financing.   (a) Any financing procured by the
                    Buyer to purchase the Shares pursuant to this Agreement and to consummate the transactions contemplated hereby shall include an equity contribution by E.M. Warburg, Pincus & Co., Inc. and/or one or more of its affiliates in the amount of not less than $100 million; provided, however, that such equity contribution may be reduced to the extent not necessary for the Buyer to perform the covenant set forth in Section 5.6.

                    (b) Buyer hereby expressly acknowledges that Seller, in agreeing to Buyer's conditions to consummation of the Stock Purchase as set forth in
                    Section 7.3(d) hereof, has relied upon the existence and terms of that certain commitment letter and the Summary of Terms and Conditions, a copy of which has been provided to Seller (collectively, the "Commitment Letter"), dated as of November 3, 1994, by and among Buyer, WP Investors, Inc., Warburg Pincus Investors, L.P., Chemical Bank and The Chase Manhattan Bank, N.A. (collectively, the "Managing Agents"), and Chemical Securities Inc. and Chase Securities, Inc. (collectively, the "Arrangers"). For the benefit of Buyer and Seller, Buyer hereby covenants and agrees that prior to the Closing Buyer will comply fully with all of the terms, provisions and conditions set forth in the Commitment Letter, the Facility (as defined in the Commitment Letter), the definitive documentation for the Facility described therein or any transaction contemplated thereby (collectively, the "Financing") and any related fee letters. For the benefit of Seller, Buyer hereby further covenants and agrees that Buyer will not amend, modify or waive any term or provision of the Commitment Letter or waive any of its rights thereunder, in any event so as to make it less likely that the condition set forth in Section 7.3(d) hereof will be satisfied."

               B. Section 5.17 of the Stock Purchase Agreement is amended to be and read in its entirety as follows:

                    "On or prior to the Closing Date, Seller shall provide in a manner reasonably satisfactory to Buyer for the payment by Seller and the Liquidating Trust to Buyer, the Company and its subsidiaries of the Excluded Liabilities (to the extent not previously paid) in a manner adequate to provide for the collection of the Excluded Liabilities, taking into account the assets and other liabilities of the Liquidating Trust (which in the case of the Excluded Liabilities arising pursuant to Section 5.14 and Section 6.1(b)(y)(ii)(B) shall include the provision for the payment thereof by means of an irrevocable letter of credit, a holdback of a portion of the Purchase Price, a first priority, perfected lien in collateral with adequate assurances as to value or comparable security or other comparable arrangements reasonably acceptable to Buyer; provided, however, that (i) such provision in the case of liabilities arising pursuant to Section
                    5.14 shall provide for the payment thereof in full, (ii) such provision shall neither limit the liability of Seller and the Liquidating Trust not otherwise limited by this Agreement nor shall such provision enlarge any liability of Seller and the Liquidating Trust otherwise limited by this Agreement or otherwise, and (iii) such provision shall be $67.5 million)."

               Section 5.     Amendment to Tax Matters.

               A. Section 6.1(b) of the Stock Purchase Agreement is amended to be and read in its entirety as follows:

                    "Seller and the Liquidating Trust shall, and hereby do, indemnify and hold Buyer, the Company and the Company's subsidiaries harmless against
                    (x) the failure to be true in any material respect of any representations and statements of fact included in the Ruling Request, to the extent that they relate to the Seller or its subsidiaries, and
                    (y) (i) Taxes of Seller or its subsidiaries or any reduction in losses, deductions, credits or similar items of tax benefit but excluding any reduction in the tax basis of assets ("Tax Benefits") of the Company or any of its subsidiaries arising from the transfer, as contemplated by Section 3.16 hereof, to the Company and its subsidiaries of assets and liabilities of Seller and certain of its subsidiaries and the stock of other subsidiaries of Seller and (ii) any Taxes of Seller or its subsidiaries or any reduction in Tax Benefits of the Company or its subsidiaries arising out of or relating to (A) the Toys Shares or the Toys Transaction, (B) the federal examination of the disposition during March and July of 1988 by Seller or certain of its subsidiaries of shares of Toys Common Stock in connection with the conversion or redemption of certain debentures, and (C) the sale or other disposition by Seller of any Toys Common Stock or stock or assets of the Seller or its subsidiaries subsequent to the Closing not acquired or owned subsequent to the Closing by Buyer, Company or Company's subsidiaries. Buyer and the Company shall, and hereby do, indemnify Seller and the Liquidating Trust harmless against any and all other Taxes imposed on the Seller, the Company, or any subsidiaries of the Company, whether or not such Taxes arose prior or subsequent to the Closing, except Taxes imposed upon Seller or subsidiaries of Seller subsequent to Closing that are attributable to any taxable period after the Closing Date. For purposes of this subsection, (x) the amount of any Tax indemnified pursuant hereto shall be equal to the excess of (A) the liability for Taxes of the entity (or group) liable for such Tax for any taxable period or periods affected by the relevant item, over (B) the liability for Taxes of such entity (or group) for such taxable period or periods calculated without regard to the item with respect to which the indemnification is made, and (y) the taxable period to which any Tax is deemed to be attributable will be determined by treating the period ending on the Closing Date as a separate taxable period for purposes of all Taxes."

               B. Section 6.1 of the Stock Purchase Agreement is amended to add a new subsection (g) which shall be and read in its entirety as follows:

                    "(g) Seller agrees that if as the result of any audit adjustment made by any taxing authority with respect to any Taxes against which Buyer and the Company have indemnified Seller and the Liquidating Trust, Seller receives a Tax Benefit, then Seller or the Liquidating Trust shall pay to Buyer the amount of such Tax Benefit within 15 days of (i) the filing of a return in which such Tax Benefit is actually utilized to reduce any liability for Taxes, or (ii) the receipt of any refund of Taxes arising out of the application of such Tax Benefit."

               C. Section 6.2(a) of the Stock Purchase Agreement is amended to be and read in its entirety as follows:

                    "Buyer shall have the right, at its own expense, to control any audit or examination by any Taxing Authority, to initiate any claim for refund or file any amended Tax Return, and to contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment of Taxes for all taxable periods of the Company and its subsidiaries; provided, however, that Seller (or the Liquidating Trust or any agent or successor thereof) shall have the exclusive right to contest, resolve or defend against any assessment, notice of deficiency, or other proposed adjustment of Taxes with respect to any liability for Tax for which Seller is liable pursuant to subsection 6.1(b) hereof, including the right to pay any such Tax to the relevant taxing authority and thereafter to pursue appropriate administrative or judicial action for a refund. No party shall have the right to agree to any assessment, deficiency, settlement, or other adjustment of Taxes that would adversely affect the interest of another party without such other party's written consent, which consent shall not be unreasonably withheld."

               Section 6. Amendment to Conditions to Consummation of the Stock Purchase.

               A. Section 7.2 of the Stock Purchase Agreement is amended as follows:

                    (i) Seller hereby waives the condition set forth in Section 7.2(b), insofar as it relates to the representation and warranty set forth in Section 4.3.

                    (ii) Seller hereby waives the condition set forth
               in Section 7.2(d).

                    (iii) Seller hereby waives the condition set
               forth in Section 7.2(e).

               B. Section 7.3 of the Stock Purchase Agreement is amended as follows:

                    (i) Buyer hereby waives the condition set forth in Section 7.3(a).

                    (ii) Buyer hereby waives the condition set forth
               in Section 7.3(b), except insofar as it relates to the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.15, 3.16, 3.17 and 3.19.

                    (iii) Section 7.3(d) is amended to be and read
               as follows:

                    "Buyer shall have available to it for draw the financing contemplated by the Commitment Letter, a copy of which has previously been provided to Seller, and all conditions to the obligations of the lenders thereunder shall have been satisfied or waived, substantially on the terms contemplated thereby; provided, however, that Buyer shall not be entitled to rely on this condition as grounds for not consummating the Stock Purchase if Buyer shall not have complied with Section 5.9(b) of the Stock Purchase Agreement."

                    (iv) Section 7.3(e) is amended to be and read as
               follows:

                    "Either (i) Seller shall have received the IRS Ruling in a form reasonably satisfactory to Buyer, to the effect that the Toys Transaction will not give rise to the recognition by Seller or its shareholders of a material amount of taxable income (an "Acceptable Ruling"), and the representations made by Seller and Toys in the request for such private letter ruling (and any supplements or amendments thereto) shall be true and correct in all material respects or (ii) in the event that the IRS Ruling has not been received by the Closing Date, Seller shall have covenanted pursuant to an agreement reasonably satisfactory to Buyer that it will not consummate the Toys Transaction or any other transaction involving the direct or indirect disposition of all or any portion of the Toys Shares (whether or not intended to be a tax-free reorganization with respect to Seller) within the taxable year of Seller in which the Closing occurs except with the consent of Buyer, or pursuant to an Acceptable Ruling; and"

                    (v) Section 7.3(f) is amended to delete the text following the semicolon therein and to insert a period in place of such semicolon.

               Section 7.     Amendment to Termination and
     Abandonment.

               A. Section 8.1(b) of the Stock Purchase Agreement is amended by deleting all text that follows "by Seller or Buyer at any time after January 31, 1995" and nothing shall be added in lieu thereof.

               B. Section 8.1(c) of the Stock Purchase Agreement is amended by deleting the entire text of Section 8.1(c) and nothing shall be added in lieu thereof.

               Section 8.     Amendment to Entire Agreement;
     Assignment; Alternate Structure.

                    Section 9.4 of the Stock Purchase Agreement is amended by adding the following at the end thereof:

                    "Subject to the foregoing, as of the Closing, Buyer and any Designees may assign all of their respective rights and obligations under this Agreement to a newly formed entity ("Holding Company") owned by Buyer and other persons or entities in such manner and proportions that neither E.M. Warburg, Pincus & Co., Inc. nor any of its affiliates shall be treated as a single employer, within the meaning of Section 4001(b)(1) of ERISA, with Holding Company. Thereafter, all references in this Agreement to Buyer and the Designees, other than such references in Section
                    5.11 or this Section 9.4 shall be deemed to refer to Holding Company."

               Section 9.     Amendment to Expenses.

               Section 9.10 of the Stock Purchase Agreement is amended to be and read in its entirety as follows:

                    "Whether or not this Agreement and the
                    transactions contemplated hereby are consummated, all costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. Notwithstanding the foregoing, if this Agreement is terminated pursuant to Section 8.1 following the occurrence of one of the following:
                    (i) a material breach by Seller; (ii) the failure to be satisfied of any of the conditions which are set forth in Sections 7.3(b), (c) or (e)(ii); or
                    (iii) the failure to be satisfied of the condition set forth in Section 7.2(f) by December 14, 1994, then, so long as Buyer is not in material breach of its obligations hereunder, Seller shall, promptly following such termination, reimburse Buyer for its reasonable, documented out-of-pocket expenses, paid, incurred or assumed, by or on behalf of Buyer or its affiliates (including, without limitation, fees and expenses of its advisors, financing sources, counsel and accountants) in connection with or relating to the transactions contemplated hereby, provided, however, that Buyer has not been previously reimbursed for such expenses and that the amount payable under this Section 9.10 shall not exceed $5.625 million.

               Section 10.    No Further Amendment. Except as
     otherwise provided herein, the Stock Purchase Agreement shall remain unchanged and in full force and effect.

               Section 11. Effect of Amendment. From and after the execution of this Amendment by the parties hereto, any references to the Stock Purchase Agreement shall be deemed a reference to the Stock Purchase Agreement as amended hereby.

               Section 12. Governing Law. This Amendment shall be governed by, enforced under and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule thereof.

               Section 13.    Counterparts. This Amendment may be
     executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               Section 14. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Amendment or the Stock Purchase Agreement nor in any way affect this Amendment or the Stock Purchase Agreement.

               In Witness Whereof, each of the undersigned has caused this Amendment to be signed by its duly authorized officer as of the date first above written.

                                   Petrie Stores Corporation

                                   By: /S/ Allan Laufgraben

                                       Name: Allan Laufgraben
                                       Title: CEO--President

                                   WP Investors, Inc.

                                   By: /s/ Errol M. Cook
                                       Name: Errol M. Cook
                                       Title: Vice President